Exhibit 15

July 8, 2004

The Board of Directors and Shareholders of
Emmis Communications Corporation and Subsidiaries

We are aware of the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-83890, 333-14657, 333-42878, 333-71904, 333-92318 and 333-117033) of Emmis Communications Corporation, and the incorporation by reference in the shelf Registration Statement on Form S-3 (No. 333-62172) of Emmis Communications Corporation and Emmis Operating Company of our report dated June 25, 2004 relating to the unaudited condensed consolidated interim financial statements of Emmis Communications Corporation that are included in Form 10-Q for the quarter ended May 31, 2004. Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933. It should be noted that we have not performed any procedures subsequent to June 25, 2004.

Very truly yours,

/s/ ERNST & YOUNG LLP